Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 33-84558) of Kohl's Corporation of our report dated July 28, 2014, appearing in this Annual Report on Form 11-K of Kohl's Department Store, Inc. Savings Plan for the year ended February 1, 2014.
/s/ Baker Tilly Virchow Krause, LLP
Milwaukee, Wisconsin
July 28, 2014